UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 7, 2007 (February 1, 2007)

Analysts International Corporation
(Exact name of registrant as specified in its charter)

Minnesota	0-4090	41-0905408
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3601 West 76th Street, Minneapolis, Minnesota	55435-3000
(Address for principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 835-5900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 1, 2007, Analysts International Corporation (the “Company”) entered into a Waiver, Consent and Ninth Amendment (the "Amendment") to its Credit Agreement (the “Credit Agreement”) with General Electric Capital Corporation.

The Amendment removes certain restrictions contained in the Credit Agreement on the business activities of certain of the Company’s subsidiaries, allowing such subsidiaries to own assets and employ personnel. The Amendment also provides for the waiver of certain defaults and events of default under the Credit Agreement relating to certain intercompany advances that were not evidenced by intercompany notes. The Amendment further provides consent from the lenders to certain additional intercompany advances and intercompany contract and customer relationship transfers.

The Amendment requires the Company and all other Credit Parties (as such term is defined in the Credit Agreement) to amend and restate the Credit Agreement  on or prior to May 1, 2007 to reflect, among other things, the terms of the Amendment, prior amendments to the Credit Agreement, and to reflect the addition of certain of the Company’s subsidiaries as additional borrowers under the Credit Agreement.

The foregoing description of the Amendment is merely intended to be a summary of the Amendment and is qualified in its entirety by reference to the Amendment, which is attached to this Current Report as Exhibit 10.1 and incorporated by reference as if fully set forth herein.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description

10.1	Waiver, Consent and Ninth Amendment to Credit Agreement, dated February 1, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 7, 2007	ANALYSTS INTERNATIONAL CORPORATION

/s/ Colleen M. Davenport
Colleen M. Davenport
Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Waiver, Consent and Ninth Amendment to Credit Agreement, dated February 1, 2007